SAKS INCORPORATED
AMENDED AND RESTATED
1997 STOCK-BASED INCENTIVE PLAN

1.    Purpose.

      The purpose of the SAKS INCORPORATED AMENDED AND RESTATED 1997 STOCK-BASED INCENTIVE PLAN (the "Plan") is to further the earnings of SAKS INCORPORATED, a Tennessee corporation, and its affiliated companies (collectively, the "Company") by assisting the Company in attracting, retaining and motivating employees and directors of high caliber and potential. The Plan provides for the award of stock-based incentives to certain employees and directors who make substantial contributions to the Company by their loyalty, industry and invention.

2.     Administration.

        The Plan shall be administered by a committee (the "Committee") selected by the Board of Directors of the Company (the "Board of Directors") consisting solely of two or more non-employee directors. The Committee shall have full and final authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Subject to the provisions hereof, the Committee shall have full and final authority in its discretion to determine the employees and directors to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms and conditions of each such award; to determine the time when awards shall be granted; to determine the provisions of each agreement evidencing an award; and to make all other determinations necessary or advisable for the administration of the plan.

3.     Stock Subject to the Plan.

        The Company may grant awards under the Plan with respect to not more than a total of 20,600,000 shares of $.10 par value common stock of the Company (the "Shares") (subject, however, to adjustment as provided in paragraph 21, below). Such shares may be authorized and unissued Shares or treasury Shares and may be purchased on the open market or otherwise. Except as otherwise provided herein, any Shares subject to an option or right which for any reason is surrendered before exercise, or expires or is terminated unexercised as to such Shares, shall again be available for the granting of awards under the Plan. Similarly, if any Shares granted pursuant to restricted stock awards are forfeited, such forfeited Shares shall again be available for the granting of awards under the Plan.

4.     Eligibility to Receive Awards.

        All employees and directors of the Company are eligible to receive awards under the Plan.

5.      Form of Awards.

        Awards may be made from time to time by the Committee in the form of stock options to purchase Shares, stock appreciation rights, performance units, restricted stock, bonus shares or any combination of the above. Stock options granted under the Plan are nonqualified stock options, which are not intended to qualify as incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code.

6.     Stock Options.

        Stock options for the purchase of Shares shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time; provided that the maximum number of options which may be granted to any one grantee during any twelve-month period is 1,000,000 (as adjusted pursuant to paragraph 21, below). Such agreement shall contain the terms and conditions applicable to the options, including in substance the following terms and conditions:

  Number of Option. Each option agreement shall set forth the number of Shares subject to the options.
  Option Price. The option exercise price to be paid by the optionee to the Company for each Share purchased upon the exercise of an option shall be determined by the Committee, but shall in no event be less than the fair market value of a Share on the date the option is granted.
  Exercise Term. Each option agreement shall state the period or periods of time within which the option may be exercised, in whole or in part, as determined by the Committee, and subject to such terms and conditions as are prescribed for such purpose by the Committee, provided that no option shall be exercisable after ten years from the date of grant thereof. The Committee, in its discretion, may provide in the option agreement circumstances under which the option shall become immediately exercisable, in whole or in part, and, notwithstanding the foregoing, may accelerate the exercisability of any option, in whole or in part, at any time.
  Payment for Shares. The purchase price of the Shares with respect to which an option is exercised shall be payable in full at the time of exercise in cash, shares at fair market value, or a combination thereof, as the Committee may determine and subject to such terms and conditions as may be prescribed by the Committee for such purpose. If the purchase price is paid by tendering Shares, the Committee in its discretion may grant the optionee a new stock option for the number of Shares used to pay the purchase price.
  Rights Upon Termination. In the event of Termination (as defined below) of an optionee's status as an employee or director of the Company for any cause other than Retirement (as defined below), death or Disability, (as defined below), the optionee shall have the right to exercise the option during its term within a period of three months after such Termination to the extent that the option was exercisable at the time of Termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, "Termination" means the cessation of the grantee's employment or service by the Company for any reason, and "Terminates" has the corresponding meaning. As used herein, "Retirement" means retirement from active employment or service with the Company on or after age 65, or such earlier age with the express written consent for purposes of the Plan of the Company at or before the time of such retirement, and "Retires" has the corresponding meaning. As used herein, "Disability" means a condition that, in the judgment of the Committee, has rendered a grantee completely and presumably permanently unable to perform any and every duty of his regular occupation, and "Disabled" has the corresponding meaning.) In the event that an optionee Retires, dies or becomes Disabled prior to the expiration of his option and without having fully exercised his option, the optionee or his Beneficiary (as defined below) shall have the right to exercise the option during its term within a period of (i) one year after Termination due to Retirement, death or Disability, or (ii) one year after death if death occurs either within one year after Termination due to Retirement or Disability or within three months after Termination for other reasons, to the extent that the option was exercisable at the time of death or Termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, "Beneficiary" means the person or persons designated in writing by the grantee as his beneficiary with respect to an award under the Plan; or, in the absence of an effective designation or if the designated person or persons predeceases the grantee, the grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the grantee's rights in respect of an award). In order to be effective, a grantee's designation of a Beneficiary must be on file with the Committee before the grantee's death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee's death.
  Transferability. Except as provided in paragraph 12, options granted under the Plan shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by he laws of descent and distribution until such options become vested.

7.     Stock Appreciation Rights.

       Stock appreciation rights ("SARs") shall be evidenced by written SAR agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time; provided that the maximum number of SARs which may be granted to any one grantee during any twelve-month period is 125,000, (as adjusted pursuant to paragraph 21, below). Such SAR agreements shall contain the terms and conditions applicable to the SARs, including in substance the following terms and conditions:

  SARs may be granted in connection with a previously or contemporaneously granted stock option, or independently of a stock option. SARs shall entitle the grantee, subject to such terms and conditions as may be determined by the Committee, to receive upon exercise portion of the excess of (i) the fair market value at the time of exercise, as determined by the Committee, of a specified number of Shares with respect to which the SAR is exercised, over (ii) a specified price which shall not be less than 100% of the fair market value of the Shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously issued stock option, not less than 100% of the fair market value of the Shares at the time such option was granted. Upon exercise of an SAR, the number of Shares reserved for issuance hereunder shall be reduced by the number of Shares covered by the SAR. Shares covered by an SAR shall not be used more than once to calculate the amount to be received pursuant to the exercise of the SAR.
  SARs Related to Stock Options. If an SAR is granted in relation to a stock option, (i) the SAR shall be exercisable only at such times, and by such persons as the related option is exercisable; (ii) the grantee's right to exercise the related option shall be canceled if and to the extent that the Shares subject to the option are used to calculate the amount to be received upon the exercise of the related SAR; (iii) the grantee's right to exercise the related SAR shall be canceled if and to the extent that the Shares subject to the SAR are purchased upon the exercise of the related option; and (iv) the SAR shall not be transferable other than by will or by the laws of descent and distribution until the SAR vests, at which time the vested portion of the SAR will become transferable as provided in paragraph 12, below.
  Term. Each SAR agreement shall state the period or periods of time within which the SAR may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, provided that no SAR shall be exercisable earlier than six months after the date of grant or later than ten years after the date of grant. The Committee may, in its discretion, provide in the SAR agreement circumstances under which the SARs shall become immediately exercisable, in whole or in part, and may, notwithstanding the foregoing, accelerate the exercisability of any SAR, in whole or in, Part, at any time.
  Termination. SARs shall be exercisable only during the grantee's tenure as an employee or director of the Company, except that, in the discretion of the Committee, an SAR may be made exercisable for up to three months after the grantee is Terminated for any reason other than Retirement, death or Disability, and for up to one year after the grantee is Terminated because of Retirement, death or Disability.
  Payment. Upon exercise of an SAR, payment shall be made in cash, in Shares valued at fair market value on the date of exercise, or in a combination thereof, as the Committee may determine at the time of exercise.
  Other Terms. SARs shall be granted in such manner and such form, and subject to such additional terms and conditions, as the Committee in its sole discretion deems necessary or desirable, including without limitation, in order to avoid any insider-trading liability in connection with an SAR under Section 16(b) of the 1934 Act.

8.     Restricted Stock Awards.

         Restricted stock awards under the Plan shall consist of Shares free of any purchase price, or for such purchase price as may be established by the Committee, restricted against transfer, subject to forfeiture, and subject to such other terms and conditions (including attainment of performance objectives) as may be determined by the Committee. Restricted stock shall be evidenced by written restricted stock agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreement shall contain the terms and conditions applicable to such awards, including in substance the following terms and conditions:
  Restriction Period. Restrictions shall be imposed for such period or periods as may be determined by the Committee. The Committee, in its discretion, may provide in the agreement circumstances under which the restricted stock shall become immediately transferable and nonforfeitable, or under which the restricted stock shall be forfeited, and, notwithstanding the foregoing, may accelerate the expiration of the restriction period imposed on any Shares at any time.
  Restrictions Upon Transfer. Restricted stock and the right to vote such Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such Shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the grantee shall have all of the other rights of a stockholder, including, but not limited to, the right to receive dividends and the right to vote such Shares.
  Certificates. A certificate or certificates representing the number of restricted Shares granted shall be registered in the name of the grantee. The Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee (or, in the event of the grantee's death, to his Beneficiary), may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee or Beneficiary, and may provide for any appropriate legend to be borne by the certificate or certificates.
  Lapse of Restrictions. The restricted stock agreement shall specify the terms and conditions upon which any restriction upon restricted stock awarded under the Plan shall expire, lapse, or be removed, as determined by the Committee.

9.     Performance Units.

        Performance unit awards under the Plan shall entitle grantees to future payments based upon the achievements of preestablished long-term performance objectives and shall be evidenced by written performance unit agreements in such form not inconsistent with this Plan as the Committee shall approve from time to time. Such agreements shall contain the terms and conditions applicable to the performance unit awards, including in substance the following terms and conditions:

  Performance Period. The Committee shall establish with respect to each unit award a performance period.
  Unit Value. The Committee shall establish with respect to each unit award value for each unit which shall not thereafter change, or which may vary thereafter pursuant to criteria specified by the Committee.
  Performance Targets. The Committee shall establish with respect to each unit award maximum and minimum performance targets to be achieved during the applicable performance period. Achievement of maximum targets shall entitle grantees to payment with respect to the full value of a unit award. Grantees shall be entitled to payment with respect to a portion of a unit award according to the level of achievement of targets as specified by the Committee for performance which achieves or exceeds the minimum target but fails to achieve the maximum target.
  Performance Measures. Performance targets established by the Committee shall relate to corporate, subsidiary, division, unit or individual performance and may be established in terms of growth in gross revenue, earnings per share, stock price, ratios of earnings to equity or assets, individual sales, or such other measures or standards as may be determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weighing, and they may relate to absolute performance or relative performance measured against other companies or businesses.
  Adjustments. At any time prior to the payment of a unit award, the Committee may adjust previously established performance targets or other terms and conditions, including the Company's financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary, unusual or non-recurring items or events.
  Payment of Unit Awards. Following the conclusion of a performance period, the Committee shall determine the extent to which performance targets have been attained and any other terms and conditions satisfied for such period. The Committee shall determine what, if any, payment is due on the unit award and whether such payment shall be made in cash, Shares, or a combination thereof. Payment shall be made in a lump sum or installments, as determined by the Committee, commencing as promptly as practicable following the end of the performance period unless deferred subject to such terms and conditions and in such form as may be prescribed by the Committee.
  Termination. In the event that a grantee is Terminated as an employee by the Company prior to the end of the performance period by reason of death, Disability, or Retirement with the consent of the Company, any unit award, to the extent earned under the applicable performance targets may, in the Committee's sole discretion, be payable at the end of the performance period according to the portion of the performance period during which the grantee was employed by or provided services to the Company, provided that the Committee shall have the power to provide for an appropriate settlement of a unit award before the end of the performance period. Upon any other Termination, participation shall terminate forthwith and all outstanding unit awards shall be canceled.

10.     Loans and Supplemental Cash.

          The Committee, in its sole discretion to further the purpose of the Plan, may provide for supplemental cash payments or loans to employees or directors in connection with all or any part of an award under the Plan. Supplemental cash payments shall be subject to such terms and conditions as shall be prescribed by the Committee at the time of grant, provided that in no event shall the amount of payment exceed:

  In the case of an option, the excess fair market value of a Share on the date of exercise over the option price multiplied by the number of Shares for which such option is exercised, or
  In the case of an SAR, performance unit, or restricted stock award, the value of the Shares and other consideration issued in payment of such award.

Any loan shall be evidenced by a written loan agreement or other instrument in such form and containing such terms and conditions (including, without limitation, provisions for interest, payment schedules, collateral, forgiveness or acceleration) as the Committee may prescribe from time to time.

11.     Stock Bonuses.

          The Committee may, in its sole discretion, award a bonus to any employee or director in the form of Company Shares in addition to, or in lieu of a cash bonus. In addition, the Company may, in its sole discretion, permit an employee to elect to receive a cash bonus in the form of Company Shares.

12.       Restrictions on Transfer of Awards.

            Except as permitted by this paragraph 12, no awardholder may sell, transfer, assign, convey or otherwise dispose of or alienate any of his awards or any right or interest therein (whether voluntarily, by operation of law, by gift or otherwise) or enter into any contract or agreement or grant any option with respect to the sale, transfer, assignment, conveyance or other disposition of his awards or any right or interest therein. Any purported transfer of awards in violation of this paragraph shall be void and ineffective and shall not operate to transfer any interest in or title to such awards to the purported Award Transferee and the Company shall not record any such purported transfer in its transfer records.

  Permitted Transfers of Awards by Participants. Upon ten (10) days prior written notice to the Company (or such lesser number of days as the Company may agree to in writing) an awardholder may sell, transfer or assign all or any number of his awards to an Award Transferee who (or which) is an Award Transferee (defined below) only if, prior to such transfer, such Award Transferee has agreed in writing, in form and substance satisfactory to the Company, in its sole discretion, that such Award Transferee and the award transferred to him shall be bound by the provisions of this Plan including, without limitation, those of this paragraph 12. Such notice shall specify the name and address of the proposed Award Transferee, the relationship between the Participant and the proposed transferee which establishes the proposed transferee as an Award Transferee of the Participant and the number and prices (if any) of the awards to be transferred to such proposed Award Transferee. Notwithstanding the foregoing provisions of this paragraph, if awards are transferred to an Award Transferee which is a Qualified Trust and the written document pursuant to which such Qualified Trust was established is later amended without the prior written approval of the Company then, on the effective date of such amendment, ownership of all awards then owned by such Qualified Trust shall revert to its Transferor.
  Permitted Transfers of Awards By Other Awardholders. Upon ten (10) days prior written notice to the Company (or such lesser number of days as the Company may agree to in writing), an awardholder other than a Participant may sell, transfer or assign all or any number of his awards to his Transferor if, prior to such transfer, such Transferor has agreed in writing, in form and substance satisfactory to the Company, that such Transferor and the awards transferred to him shall be bound by the provisions of this Plan including, without limitation, those of this paragraph 12. Such notice shall specify the number and prices (if any) of the awards to be transferred to such Transferor.
  Effect of Transfer of Awards. The provisions of this subparagraph (c) shall apply in the event a participant transfers awards to an Award Transferee pursuant to subparagraph (a).

    Forfeitures of Awards. All of an Award Transferee's awards shall be forfeited on the date any awards owned by his Transferor are or would be forfeited pursuant to paragraph 20. On the date an Award Transferee's awards are forfeited pursuant to this paragraph 12, the rights of such Award Transferee shall be terminated.
    Exercise of Awards. An Award Transferee shall be entitled to exercise his awards at such times, in such manner, upon such terms and subject to such conditions, limitations and restrictions as his Transferor is or would be entitled to exercise any awards owned by such Transferor.
    Beneficiaries. Upon an Award Transferee's receipt of any awards, the provisions of the Plan governing the determination of a participant's Beneficiary shall apply to such Award Transferee as if such Award Transferee were a participant.
    Deemed Ownership of Awards. Each Participant shall be deemed to own all of the awards actually owned by his Award Transferees for the purpose of determining the number of awards to be granted to a Participant pursuant to paragraph 12.
  Rights of Award Transferees. Notwithstanding anything to the contrary contained in this Plan, the rights of an Award Transferee with respect to all awards owned by such Award Transferee shall be the same as those of the individual who first owned such award determined as if such individual then owned such award.
  Definitions. Unless otherwise provided, for purposes of the Plan, the following terms have the following meaning:
    Award Transferee. With respect to a participant, his spouse and lineal descendants who have attained age 21 and a Qualified Trust, the sole beneficiaries of which may not include anyone other than the participant, his spouse and lineal descendants.
    Qualified Trust. A trust established pursuant to a written document which has been approved in writing by the Company in its sole discretion and which, by its terms:
      authorizes the trustee of such trust to: acquire, own and dispose of shares of stock and other securities and awards under which shares of stock and other securities may be issued; exercise any award; grant proxies to vote any securities owned by such trust; and enter into agreements with respect to such securities, the term of which may extend beyond the term of the trust;
      provides that awards and Shares held by the trustee of such trust shall only be distributed to a beneficiary of such trust if such beneficiary is an Award Transferee of the grantor of such trust, and prior to such distribution, has agreed in writing, in form and substance satisfactory to the Company, in its sole discretion, that such beneficiary and the awards and Shares distributed to him shall be bound by the provisions of this Plan including, without limitation, those of this paragraph 12;
      cannot be amended without the prior written approval of the Company which approval may be withheld by the Company in its sole discretion;
      provides that any such amendment which is not so approved by the Company shall be invalid; and
      contains such other terms and provisions as the Company, it its sole discretion, shall determine to be appropriate.
    Transferor. With respect to an Award Transferee, the participant to whom the awards owned by such Award Transferee were originally granted.

13.     General Restrictions.

           Each award under the Plan shall be subject to the requirement that if at any time the Company shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with such award or the issuance or purchase of Shares thereunder, such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained free of any conditions not acceptable to the Company. Any restriction affecting an award shall not extend the time within which the award may be exercised; and neither the Company nor its directors or officers nor the Committee shall have any obligation or liability to the grantee or to a Beneficiary or Award Transferee with respect to any Shares with respect to which an award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction.

14.     Single or Multiple Agreements.

          Multiple awards, multiple forms of awards, or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

15.     Rights of the Stockholder.

          The recipient of any award under the Plan, shall have no rights as a stockholder with respect thereto unless and until certificates for Shares are issued to him, and the issuance of shares shall confer no retroactive right to dividends.

16.     Rights to Terminate.

          Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any person the right to continue in the employment or service of the Company or affect any right which the Company may have to terminate the employment or service of such person.

17. Withholding.
  Prior to the issuance or transfer of Shares under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The recipient may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the minimum amount required to be withheld. No additional amount may be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.
  Whenever payments to a grantee in respect of an award under the Plan are paid in cash, such payments shall be net of the amount necessary to satisfy any federal, state or local withholding tax requirements.

18.     Non-Uniform Determinations.

          The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

19. Change In Control Provisions.
  In the event of (1) a Change in Control (as defined) or (2) a Potential Change in Control (as defined), but only if and to the extent so determined by the Board of Directors at or after grant (subject to any right of approval expressly reserved by the Board of Directors at the time of such determination), the following acceleration and valuation provisions shall apply:

    Any SARs outstanding for at least six months and any stock awards awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.
    Any restrictions and deferral limitations applicable to any restricted stock, performance units or other stock-based awards, in each case to the extent not already vested under the Plan, shall lapse and such shares, performance units or other stock-based awards shall be deemed fully vested.
    The value of all outstanding stock awards, SARs, restricted stock, performance units and other stock-based awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price (as defined) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.
  As used herein, the term "Change in Control" means the happening of any of the following:
    Any person or entity, including a "group" as defined in Section 13(d)(3) of the 1934 Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company's securities having 25% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business), or
    As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or
    During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.
  As used herein, the term "Potential Change in Control" means the happening of any of the following:
    The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or
    The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, a wholly-owned subsidiary thereof or any employee benefit plan of the Company or its subsidiaries (including any trustee of such plan acting as such trustee)) of securities of the Company representing five % or more of the combined voting power of the Company's outstanding securities and the award by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.
  As used herein, the term "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case determined by the Committee.

20. Non-Competition Provision.

  Unless the award agreement relating to an option,    SAR, a restricted stock, stock bonus or performance unit expressly specifies otherwise, a grantee shall forfeit all unexercised, unearned and/or unpaid awards, including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the grantee without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in any business or activity competitive with the business conducted by the Company or any of its subsidiaries; or (ii) the grantee performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company.
  This subsection (b) shall be void and of no legal effect in the event of a Change of Control. Notwithstanding anything in any other section or subsection herein to the contrary, the following provisions shall apply to all options, exercises and optionees: if an optionee:

    Terminates for any reason; and
    within six months following such Termination, engages, directly or indirectly, in any activity determined by the Committee to be competitive with any activity of the Company or any of its subsidiaries, then, the optionee shall pay to the Company an aggregate amount of cash equal to the spread realized on each option exercise effected during the six-month period immediately preceding the date of Termination. The spread on each option exercise shall be the difference between (x) the exercise price paid by the optionee and (y) the fair market value of the Shares purchased upon exercise, determined as of such date of exercise.

21.    Adjustments.

        In the event of any change in the outstanding common stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of Shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of Shares which may be issued under the Plan, the number of Shares subject to outstanding awards, and the option exercise price of each outstanding option, and may make such other changes in outstanding options, SARs, performance units and restricted stock awards, as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional Shares resulting from such adjustments shall be eliminated.

22.     Amendment and Termination.

          The Board of Directors may terminate, amend, modify or suspend the Plan at any time. No termination, modification, amendment or suspension of the Plan shall adversely affect the rights of any grantee, Beneficiary or Award Transferee under an award previously granted unless the grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment pursuant to paragraph 21 hereof does not adversely affect any such right.

23.     Effect on Other Plans.

          Participation in this Plan shall not affect a grantee's eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.

24.     Effective Date and Duration of the Plan.

           The Plan shall become effective when adopted by the Board of Directors. Unless it is sooner terminated in accordance with paragraph 22 hereof, the Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Shares or payment of cash or have expired or otherwise terminated, but no award shall be granted more than ten years after the date the Plan is adopted by the Board of Directors.

25.    Unfunded Plan.

        The Plan shall be unfunded. Neither the Company nor any affiliate shall be required to segregate any assets that may be represented by stock options, SARs, stock bonuses or performance units, and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any stock option, SAR, stock bonus or performance unit. Any liability of the Company or any affiliate to pay any grantee, Beneficiary or Award Transferee with respect to an option, SAR or performance unit shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligations will be deemed to be secured by a pledge or encumbrance on any property of the Company or an affiliate.

26.    Governing Law.

        The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Tennessee except to the extent that such laws may be superseded by any federal law.

        Adopted by the Board of Directors of Saks Incorporated on the 28th day of November, 2000.

                                                             By:   ____________________________
                                                                     Brian J. Martin
                                                                     Executive Vice President and
                                                                     General Counsel